Exhibit 99.1

             Staktek Holdings Reports Fourth Quarter and
                   Full Year 2006 Financial Results

    AUSTIN, Texas--(BUSINESS WIRE)--Feb. 21, 2007--Staktek Holdings, Inc. (NASDAQ:STAK), a market-leading provider of intellectual property and services for next-generation, chip-stacking and module technologies for high-speed, high-capacity systems, today announced financial results for the fourth quarter and full year ended December 31, 2006.

    Fourth Quarter Results

    Total revenue for the quarter was $14.0 million, which was in line with previously stated guidance of $13.0 million to $14.5 million, and compares to $14.7 million in the third quarter of 2006 and $12.9 million in the fourth quarter of 2005. Services revenue was $11.1 million, compared to $11.3 million in the third quarter and $9.0 million in the same period a year ago. License revenue was $2.9 million, compared to $3.4 million in the previous quarter and $3.9 million in the fourth quarter of 2005.

    Under generally accepted accounting principles (GAAP), net loss for the fourth quarter was $796,000, or a loss of $0.02 per diluted share, compared to net income of $600,000, or $0.01 per diluted share, in the third quarter and a $474,000 loss, or a loss of $0.01 per diluted share in the fourth quarter of 2005. The fourth quarter operating loss was $1.3 million, which compares to an operating loss of $210,000 in the third quarter of 2006 and an operating loss of $1.9 million a year ago. Excluding non-cash charges for stock-based compensation and amortization of acquisition intangibles, non-GAAP net income was $2.1 million, or $0.04 per diluted share, compared to non-GAAP net income of $2.7 million, or $0.06 per diluted shares, in the third quarter. Non-GAAP operating income in the fourth quarter of 2006 was $2.2 million. A reconciliation of GAAP results to non-GAAP results has been provided in the financial statement tables following the text of this press release.

    Cash, cash equivalents and short-term investments on December 31, 2006 were $79.7 million, compared to $77.3 million on September 30, 2006. During the quarter, the company repurchased approximately 588,000 shares of its common stock under its repurchase program at a cost of approximately $3.4 million.

    2006 Results

    Total revenue for the year ended December 31, 2006 was $55.6 million, compared to $52.5 million for the year ended December 31, 2005. Total services revenue was $43.1 million, compared to $33.6 million for the full year 2005, and total license revenue was $12.5 million for 2006 versus $18.9 million for 2005. On a GAAP basis, total gross margin increased to 37 percent for year 2006 from 22 percent for year 2005.

    Under GAAP, the operating loss for the full year of 2006 was $3.6 million. The full year net loss was $454,000, or $0.01 per diluted share, compared to the net loss of $7.5 million, or $0.15 per diluted share for the full year of 2005. Excluding non-cash charges for stock-based compensation and amortization of acquisition intangibles, operating income for 2006 was $10.1 million and net income was $8.9 million, or $0.18 per diluted share.

    Business Summary

    Commenting on the quarter, Wayne Lieberman, Staktek's president and CEO, stated, "We are pleased to announce a new license agreement with Southland Micro Systems, a premier high-performance computing DIMM manufacturer. This new license enables Southland to design and manufacture multiple RDIMM, SODIMM and mini-DIMM solutions based on the ArctiCore product family.

    "Looking at 2006, we are proud of the accomplishments that we achieved from both a business and financial perspective. Through a focused effort on R&D, we introduced our FlashStak(TM) product family, ArctiCore(TM) memory modules, second generation High Performance Stakpak(R), and most recently, our MobileStak(TM) product.

    "With MobileStak, multiple, heterogeneous devices like processors, controllers, and memories are assembled onto a flex circuit with a ball grid array interface to connect to a system motherboard.
MobileStak is an innovative form of 3D packaging and offers the ultimate flexibility in component selection to portable product designers.

    "Looking forward, from an overall business perspective and industry overview, during the quarter we believe we began to see transitions in the industry. These transitions included the increased use of dual-die and planar solutions; a continuing shift from DDR-1 to DDR-2 technologies; lower-than-expected sales of our 8GB FlashStak; OEMs and others increasingly using our competitors' solutions; reduced DRAM pricing due to a DRAM oversupply in certain instances; as well as other transitions. Although only having a minimal impact on our business in the fourth quarter, these transitions may negatively impact the first quarter of 2007 as well as future quarters. At this time, we cannot predict when or if these trends may shift in a more positive direction, nor can we predict when our new product offerings will materially offset any negative impact from these transitions. As a result, we continue to monitor the industry and our customers' order activities very closely, and we are more cautious in our quarterly outlook," concluded Mr. Lieberman.

    Business Outlook

    Staktek expects first quarter 2007 total revenue to total approximately $8.0 million to $10.0 million, with services revenue ranging between $6.5 million and $8.5 million, which reflects historical seasonal trends and current conditions. Based on preliminary information, license revenue is expected to be approximately $1.5 million.

    Web Cast and Conference Call

    Staktek management will host a conference call and web cast with investors today, February 21, 2007, at 3:30 p.m. Central time (4:30 p.m. Eastern time) to discuss the fourth quarter and full year financial results and the business outlook going forward for the first quarter of 2007. Investors and other interested parties may access the call by dialing 800-289-0529 in the U.S. (913-981-5523 outside of the U.S.), with the confirmation code 8134596, at least 10 minutes prior to the start of the call. In addition, an audio web cast will be available through the Staktek web site at http://www.staktek.com. A replay will be available for 48 hours following the call at 888-203-1112 in the U.S. (719-457-0820 outside of the U.S.), confirmation code 8134596.

    Cautionary Language

    This press release contains forward-looking statements. These statements are generally accompanied by words such as "expect," "anticipate," "believe," "estimate," and similar expressions. These statements include our estimates of first quarter 2007 revenue. We do not have long-term agreements with our customers or sufficient backlog to rely upon when forecasting results, so our future performance is very difficult to predict. Our forward-looking statements are based on our current expectations, estimates and assumptions and are subject to many risks, uncertainties and unknown future events that could cause actual results to differ materially. Risks and uncertainties that may cause future results to differ include, but are not limited to, transitions in the technologies utilized by OEMs and others (including but not limited to increased use of dual-die and planar solutions and a continuing shift from DDR-1 to DDR-2) and the resulting impact on our business; reduced DRAM pricing and less demand for our products, due to a DRAM oversupply in certain instances; having significant customer concentration and the impact on our operating results of a material decline in orders from any customer or of a consolidation of our customers; the risk that a competitor or significant customer develops or adopts an alternative solution or competing product; the risk that demand for our solutions is lower than expected; the risk that our average selling prices decline during the period more than we expect because of competitive pressures, substituted products or overall reduced demand for systems that incorporate our technologies; the risks associated with expanding into new markets without past experience in those markets and to releasing new products generally; the risk that our new technologies, such as our High Performance II, NAND Flash-memory stacking technologies, FlashStak X-2, ArctiCore(TM) and MobileStak(TM) solutions, are not completed, tested or accepted in a timely fashion; the risk that we are unable to protect our intellectual property rights; the risk that we are unable to productize or monetize the intellectual property that we develop; the risk that we will be unable to enter into additional license agreements to license our technologies; the risks associated with intellectual property litigation or other litigation; the risk that our customers or we are unable to obtain adequate memory or other materials; the risk that we incur problems in our manufacturing processes or facilities or that we are unable to maintain or improve our manufacturing capacity and turnaround times; risks related to qualifying our current or future products in our customers' future products; risks related to increasing our royalty-based revenue; risks associated with competing with larger companies and companies with market share where we are targeting expansion; risks related to product liability claims in the event our services and technologies are used in defective products or include defective parts; risks associated with failing to achieve standardization of certain of our products (such as ArctiCore) from JEDEC; risks associated with acquiring other businesses or technologies in the future; and the risks associated with our dependence on a few key personnel to manage our business effectively.

    For a discussion of these and other factors that could impact our financial results and cause actual results to differ materially from those in the forward-looking statements, please refer to our recent filings with the Securities and Exchange Commission, and in particular, our Form 10-K filed on March 8, 2006. The foregoing information concerning our business outlook represents our outlook as of the date of this news release, and we undertake no obligation to update or revise any forward-looking statements, whether as a result of new developments or otherwise.

    About Staktek Holdings:

    Staktek is a market-leading provider of intellectual property and services for next-generation, chip-stacking and module technologies for high-speed, high-capacity systems. Staktek's TSOP and BGA memory stacking solutions increase operational performance by doubling, tripling or quadrupling the amount of memory in the same physical footprint as required by standard packaging technologies. Staktek's ArctiCore is a new module technology using a double-sided, multi-layer flexible circuit folded around an aluminum core and is designed for superior thermal, mechanical and electrical performance. With an IP portfolio of over 200 patents and patent applications pending, the company offers flexibility for customers, including outsourced manufacturing, technology licensing and custom engineering. Headquartered in Austin, Texas, Staktek operates an ISO-certified manufacturing facility in Reynosa, Mexico. For more information, go to http://www.staktek.com.

    Staktek is a trademark of Staktek Group LP.

    Non-GAAP Financial Measurements

    In addition to the GAAP results provided by this document, the company has provided non-GAAP financial measurements that present operating income, net income and earnings per diluted share on a basis excluding non-cash charges for stock-based compensation and amortization of acquisition intangibles and the associated income tax effect. Details of these excluded items are presented in one of the tables below, which reconcile the GAAP results to non-GAAP financial measurements described in this press release. Also, this press release, the associated tables and the reconciliation from GAAP results to additional non-GAAP financial measurements that may be discussed in the Q4 2006 earnings conference call can be found on the company's web site at http://www.staktek.com. Staktek has chosen to provide non-GAAP financial measurements to investors because it believes that excluding certain charges represents a better basis for the comparison of its current results to the results of its peer companies. In addition, the company believes that it provides a means to highlight the results of core ongoing operations to investors. The presentation of this additional information is not meant to be considered in isolation or as a substitute for results prepared in accordance with GAAP.



STAKTEK HOLDINGS, INC.
CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
(in thousands, except per share data; unaudited)


                                               Three Months Ended
                                           ---------------------------
                                           Dec. 31, Sept. 30, Dec. 31,
                                            2006      2006     2005
                                           -------- --------- --------
Revenue:
  Services                                 $11,087   $11,271   $9,067
  License                                    2,869     3,430    3,878
                                           -------- --------- --------
      Total revenue                         13,956    14,701   12,945
Cost of revenue:
  Services (1)                               7,769     6,929    5,744
  Amortization of acquisition intangibles    1,656     1,655    3,235
                                           -------- --------- --------
      Total cost of revenue                  9,425     8,584    8,979
                                           -------- --------- --------
Gross profit                                 4,531     6,117    3,966
Operating expenses:
  Selling, general and administrative (1)    3,690     3,806    3,554
  Research and development (1)               1,907     2,316    2,058
  Restructuring                                  -         -      (33)
  Amortization of acquisition intangibles      204       205      253
                                           -------- --------- --------
      Total operating expenses               5,801     6,327    5,832
                                           -------- --------- --------
Loss from operations                        (1,270)     (210)  (1,866)
Other income (expense):
  Interest income                              842       824      591
  Interest expense                             (14)        -       (2)
  Other                                          5       (47)     (29)
                                           -------- --------- --------
Total other income, net                        833       777      560
                                           -------- --------- --------
Income (loss) before income taxes             (437)      567   (1,306)
Provision (benefit) for income taxes           359       (33)    (832)
                                           -------- --------- --------
Net income (loss)                            $(796)     $600    $(474)
                                           ======== ========= ========
Earnings (loss) per share:
  Basic                                     $(0.02)    $0.01   $(0.01)
                                           ======== ========= ========
  Diluted                                   $(0.02)    $0.01   $(0.01)
                                           ======== ========= ========
Shares used in computing earnings (loss)
 per share:
  Basic                                     47,780    48,187   48,236
  Diluted                                   47,780    49,682   48,236


(1) Includes stock-based compensation
 expense as follows:
      Cost of revenue                         $203       $98      $83
      Selling, general and administrative
       expense                               1,162     1,245      807
      Research and development expense         244       263      352
                                           -------- --------- --------
                                            $1,609    $1,606   $1,242
                                           ======== ========= ========




STAKTEK HOLDINGS, INC.
CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
(in thousands, except per share data)


                                                      Twelve Months
                                                           Ended
                                                     -----------------
                                                     Dec. 31, Dec. 31,
                                                      2006     2005
                                                     -------- --------
Revenue:
  Services                                           $43,084  $33,641
  License                                             12,472   18,885
                                                     -------- --------
      Total revenue                                   55,556   52,526
Cost of revenue:
  Services (1)                                        28,247   27,817
  Amortization of acquisition intangibles              6,623   12,938
                                                     -------- --------
      Total cost of revenue                           34,870   40,755
                                                     -------- --------
Gross profit                                          20,686   11,771
Operating expenses:
  Selling, general and administrative (1)             14,805   16,302
  Research and development (1)                         8,238    5,751
  Restructuring                                          391      982
  Amortization of acquisition intangibles                817    1,013
                                                     -------- --------
      Total operating expenses                        24,251   24,048
                                                     -------- --------
Loss from operations                                  (3,565) (12,277)
Other income (expense):
  Interest income                                      3,077    1,816
  Interest expense                                       (19)      (7)
  Other                                                  (77)     (83)
                                                     -------- --------
Total other income, net                                2,981    1,726
                                                     -------- --------
Loss before income taxes                                (584) (10,551)
Benefit for income taxes                                (130)  (3,074)
                                                     -------- --------
Net loss                                               $(454) $(7,477)
                                                     ======== ========
Loss per share:
  Basic                                               $(0.01)  $(0.15)
                                                     ======== ========
  Diluted                                             $(0.01)  $(0.15)
                                                     ======== ========
Shares used in computing loss per share:
  Basic                                               48,080   48,579
  Diluted                                             48,080   48,579


(1) Includes stock-based compensation expense as
 follows:
      Cost of revenue                                   $595     $543
      Selling, general and administrative expense      4,599    6,231
      Research and development expense                 1,022      407
                                                     -------- --------
                                                      $6,216   $7,181
                                                     ======== ========




STAKTEK HOLDINGS, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(in thousands, except per share data; unaudited)

                                               Three Months Ended
                                           ---------------------------
                                           Dec. 31, Sept. 30, Dec. 31,
                                            2006      2006     2005
                                           -------- --------- --------
GAAP loss from operations                  $(1,270)    $(210) $(1,866)
Non-GAAP adjustments:
  Amortization of acquisition intangibles    1,860     1,860    3,488
  Stock-based compensation expense           1,609     1,606    1,242
                                           -------- --------- --------
    Total non-GAAP adjustments               3,469     3,466    4,730
                                           -------- --------- --------
Non-GAAP income from operations             $2,199    $3,256   $2,864
                                           ======== ========= ========


GAAP net income (loss)                       $(796)     $600    $(474)
Total non-GAAP adjustments affecting income
 from operations                             3,469     3,466    4,730
Tax adjustment(a)                             (595)   (1,329)  (1,692)
                                           -------- --------- --------
Non-GAAP net income                         $2,078    $2,737   $2,564
                                           ======== ========= ========

Shares used in calculating non-GAAP diluted
 earnings per share                         48,897    49,682   50,367

Non-GAAP diluted earnings per share          $0.04     $0.06    $0.05
                                           ======== ========= ========

(a) The non-GAAP tax adjustment represents the tax effect of the non-GAAP adjustments.




STAKTEK HOLDINGS, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(in thousands, except per share data; unaudited)

                                                        Year Ended
                                                    ------------------
                                                    Dec. 31, Dec. 31,
                                                     2006      2005
                                                    -------- ---------
GAAP loss from operations                           $(3,565) $(12,277)
Non-GAAP adjustments:
  Amortization of acquisition intangibles             7,440    13,951
  Stock-based compensation expense                    6,216     7,181
                                                    -------- ---------
    Total non-GAAP adjustments                       13,656    21,132
                                                    -------- ---------
Non-GAAP income from operations                     $10,091    $8,855
                                                    ======== =========


GAAP net loss                                         $(454)  $(7,477)
Total non-GAAP adjustments affecting income from
 operations                                          13,656    21,132
Tax adjustment(a)                                    (4,310)   (6,446)
                                                    -------- ---------
Non-GAAP net income                                  $8,892    $7,209
                                                    ======== =========

Shares used in calculating non-GAAP diluted earnings
 per share                                           49,421    50,283

Non-GAAP diluted earnings per share                   $0.18     $0.14
                                                    ======== =========

(a) The non-GAAP tax adjustment represents the tax effect of the non-GAAP adjustments.




STAKTEK HOLDINGS, INC.
CONSOLIDATED CONDENSED BALANCE SHEETS
(in thousands)


                                                   Dec. 31,  Dec. 31,
                                                     2006      2005
                                                   --------- ---------
ASSETS
Current assets:
  Cash and cash equivalents                         $40,797   $38,011
  Investments                                        38,874    35,696
  Accounts receivable                                 5,479     5,062
  Inventories                                         2,355       706
  Prepaid expenses                                      638       598
  Income tax recoverable                                  -     2,310
  Other current assets                                1,219     1,100
                                                   --------- ---------
    Total current assets                             89,362    83,483
                                                   --------- ---------
Property, plant and equipment, net                    6,766     9,443
Deferred tax asset                                      932         -
Goodwill                                             28,081    28,081
Other intangibles, net                                9,903    17,041
Other assets                                            147       301
                                                   --------- ---------
    Total assets                                   $135,191  $138,349
                                                   ========= =========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable                                   $1,228      $403
  Accrued liabilities                                 3,242     3,282
  Income taxes payable                                  343         -
  Deferred revenue                                        -       283
  Current maturities of capitalized lease
   obligations                                           19         -
                                                   --------- ---------
    Total current liabilities                         4,832     3,968
                                                   --------- ---------
Capitalized lease obligations, less current
 maturities                                              75         -
Other accrued liabilities                               256       246
Deferred tax liabilities                                  -     2,851

Stockholders' equity:
  Capital stock                                     157,245   156,303
  Treasury stock                                    (20,676)  (12,572)
  Deferred stock-based compensation                       -    (6,332)
  Accumulated other comprehensive loss                   (4)      (32)
  Accumulated deficit                                (6,537)   (6,083)
                                                   --------- ---------
    Total stockholders' equity                      130,028   131,284
                                                   --------- ---------
    Total liabilities and stockholders' equity     $135,191  $138,349
                                                   ========= =========

    CONTACT: Staktek Holdings, Inc.
             Company Contact:
             Senior Vice President and CFO:
             Kirk Patterson, 512-454-9531
             investors@staktek.com
             or
             For Staktek Holdings, Inc.:
             Investor Contact:
             Shelton Investor Relations
             Beverly Twing, 972-239-5119
             investors@staktek.com